As filed with the Securities and Exchange Commission on March 27, 2003
                                                  Registration No. 333-______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                  ALVARION LTD.
             (Exact Name of Registrant as Specified in its Charter)


            ISRAEL                                           N/A
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation or Organization)


                               21A HABARZEL STREET
                             TEL AVIV 69710, ISRAEL
                                 972-3-645-6262
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                                  ALVARION LTD.
                          2002 GLOBAL SHARE OPTION PLAN
                            (Full Title of the Plan)


                                  ZVI SLONIMSKY
                                  ALVARION INC.
                                5858 EDISON PLACE
                           CARLSBAD, CALIFORNIA 92008
                                  760-517-3100
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   COPIES TO:

                              DAVID P. STONE, ESQ.
                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                            NEW YORK, NEW YORK 10153
                            TELEPHONE: (212) 310-8000
                            FACSIMILE: (212) 310-8007

                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===========================================================================================================================
TITLE OF EACH CLASS OF                                AMOUNT             PROPOSED           PROPOSED        AMOUNT OF
SECURITIES TO                                         TO BE              MAXIMUM             MAXIMUM       REGISTRATION
BE REGISTERED                                       REGISTERED(1)        OFFERING           AGGREGATE          FEE
                                                                         PRICE PER          OFFERING
                                                                          SHARE(2)           PRICE(2)
===========================================================================================================================
Ordinary shares, par value NIS 0.01 per share        8,500,000             $1.98           $16,830,000       $1,362
===========================================================================================================================

(1) Plus such indeterminate number of ordinary shares as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities Act of 1933.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, based upon the average of the high and low prices of the ordinary shares of Alvarion Ltd. as quoted on the Nasdaq National Market on March 24, 2003.

================================================================================

                                EXPLANATORY NOTE

                     Alvarion Ltd. (the "Company") has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register the ordinary shares issuable upon the exercise of options to purchase ordinary shares pursuant to the provisions of the Alvarion Ltd. 2002 Global Share Option Plan (the "2002 Plan"). Correspondingly, and in order to prevent shareholder dilution, the Company reduced the number of ordinary shares reserved for issuance upon exercise of options under its other existing stock option plans by approximately 8.3 million shares.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.      PLAN INFORMATION.

                     The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.


ITEM 2.      REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                     Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) Prospectus), along with other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 2002 Plan are available without charge by contacting:




                                  Alvarion Ltd.
                   Attn: Dafna Gruber, Chief Financial Officer
                               21A Habarzel Street
                             Tel Aviv 69710, Israel
                                 972-3-645-6262

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

                     The following documents filed with the Commission by the Company (File No. 0-30628) are incorporated herein by reference:

               (a) The Company's Annual Report on Form 20-F for the fiscal year ended December 31, 2001;

               (b) All other reports filed with or furnished to the Commission by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since January 1, 2002;

               (c) The description of the Company's Ordinary Shares, par value NIS 0.01 per share (the "Ordinary Shares"), contained in the Company's Registration Statement under the Exchange Act on Form 8-A, including any other amendment or report filed for the purpose of updating such description.

                     Unless otherwise stated herein, all documents subsequently filed with or furnished to the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this document will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this document or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.      DESCRIPTION OF SECURITIES.

                     Not applicable.


ITEM 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

                     Not applicable.


ITEM 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                     Our Articles of Association provide that, to the extent permitted by the Israeli Companies Law, 5759-1999 (the "Companies Law"), we may indemnify our Office Holders (as defined in the Companies Law) for liability or expense incurred by any such Office Holder as a result of an act done by him in his capacity as an Office Holder, as follows:

          o a financial liability imposed on him in favor of another person by a court judgment, including a settlement judgment or an arbitrator's award approved by a court, and

          o reasonable litigation expenses, including attorney's fees, expended by such Office Holder or charged to him by a court, in proceedings filed against him by us or on our behalf or by another person, or in a criminal charge from which he was acquitted, or in a criminal charge of which he was convicted of a crime which does not require a finding of criminal intent.

                     The Companies Law and our Articles of Association provide that, subject to certain limitations, we may undertake in advance to indemnify our Office Holders. We have entered into indemnification agreements with our Office Holders in accordance with the provisions of the Companies Law.

                     The Companies Law and our Articles of Association provide that, to the extent permitted by the Companies Law, we may enter into a contract for the insurance of the liability of an Office Holder, in respect of a liability imposed on him as a result of an act done by him in his capacity as an Office Holder, in any of the following:

          o    breach of his duty of care to us or to another person;

          o breach of his duty of loyalty to us, provided that the Office Holder acted in good faith and had reasonable grounds to assume that such act would not harm us; or

          o    financial liability imposed upon him in favor of another person.

                     These provisions are specifically limited in their scope by the Companies Law, which provides that a company may not indemnify or procure insurance for an Office Holder for:

          o a breach of the duty of loyalty, unless the Office Holder acted in good faith and had reasonable grounds to assume that the action would not harm the company;

          o    an intentional or reckless breach of the duty of care;

          o    an act done with the intent to unlawfully realize personal gain;
               or

          o    a criminal fine or penalty imposed on the Office Holder.

                     In addition, our Articles of Association provide that, to the extent permitted by the Companies Law, we may release an Office Holder, in advance, from liability, in whole or in part, for damages resulting from a breach of his duty of care to us.

                     The Companies Law defines an "Office Holder" to include a director, general manager, chief financial officer, executive vice president, vice president, any person performing the foregoing functions without regard to such person's title and any other managers directly subordinate to the general manager.

                     We have obtained directors' and officers' insurance for the benefit of our Office Holders.


ITEM 7.      EXEMPTION FROM REGISTRATION CLAIMED.

                     Not applicable.

ITEM 8.      EXHIBITS.

EXHIBIT
NUMBER                             DESCRIPTION OF EXHIBIT
------                             ----------------------

4.1           Form of Ordinary Share Certificate.*

4.2 Memorandum of Association of Registrant (English translation accompanied by Hebrew original).**

4.3           Articles of Association of Registrant.**

4.4 Certificate of Name Change (English translation accompanied by the Hebrew original).***

4.5           Alvarion Ltd. 2002 Global Share Option Plan.

5             Opinion of Naschitz, Brandes & Co.

23.1          Consent of Kost, Forer & Gabbay.

23.2          Consent of Naschitz, Brandes & Co. (included in Exhibit 5).

24            Power of Attorney (included as part of this Registration
              Statement).

99.1 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on January 7, 2002.

99.2 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on February 19, 2002.

99.3 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on May 9, 2002.

99.4 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on June 14, 2002.

99.5 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on August 28, 2002.

99.6 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on September 10, 2002.

99.7 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on September 23, 2002.


-----------------------------------
* Incorporated by reference to the Registration Statement on Form S-8 (File No. 333-14142)

** Incorporated herein by reference to the Company's Registration Statement on Form F-1 (File No. 333-11572).

*** Incorporated by reference to the Company's Registration Statement on Form S-8 (File No. 333-13786).

ITEM 9.      UNDERTAKINGS.

           (a)        The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                                 (i) to include any prospectus required by Section 10(a)(3) of the
                                            Securities Act;

                                 (ii)       to reflect in the prospectus any
                                            facts or events arising after the
                                            effective date of the Registration
                                            Statement (or the most recent
                                            post-effective amendment thereof)
                                            which, individually or in the
                                            aggregate, represent a fundamental
                                            change in the information set forth
                                            in the Registration Statement.
                                            Notwithstanding the foregoing, any
                                            increase or decrease in volume of
                                            securities offered (if the total
                                            dollar value of securities offered
                                            would not exceed that which was
                                            registered) and any deviation from
                                            the low or high end of the estimated
                                            maximum offering range may be
                                            reflected in the form of prospectus
                                            filed with the Commission pursuant
                                            to Rule 424(b) if, in the aggregate,
                                            the changes in volume and price
                                            represent no more than a 20 percent
                                            change in the maximum aggregate
                                            offering price set forth in the
                                            "Calculation of Registration Fee"
                                            table in the effective Registration
                                            Statement; and

                                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration
                                            Statement or any material change to
                                            such information in the Registration
                                            Statement;

                                 provided, however, that paragraph (a)(1)(i) and
                                 (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by the foregoing paragraphs is contained in periodic reports, filed with or furnished to the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in the Registration Statement.

                      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tel Aviv, State of Israel, on this 23rd day of March, 2003.



                              Alvarion Ltd.

                              By: /s/ Dafna Gruber
                                  -----------------------------------------
                                  Name: Dafna Gruber
                                  Title: Chief Financial Officer

                                POWER OF ATTORNEY

                     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zvi Slonimsky and Dafna Gruber, and each of them, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Signature                                Title                                       Date
         ---------                                -----                                       ----
/s/ Aharon Dovrat
---------------------------
Aharon Dovrat                       Chairman of the Board of Directors                    March 23, 2003


/s/ Zvi Slonimsky
---------------------------
Zvi Slonimsky                       Chief Executive Officer and Director                  March 23, 2003


/s/ Amnon Yacoby
---------------------------
Amnon Yacoby                        Director                                              March 6, 2003


/s/ Dafna Gruber
---------------------------
Dafna Gruber                        Chief Financial Officer                               March 23, 2003


/s/ Meir Barel
---------------------------
Dr. Meir Barel                      Vice Chairman of the Board of Directors               March 19, 2003


/s/ Anthony Maher
---------------------------
Anthony Maher                       Director                                              March 23, 2003


/s/ Benny Hanigal
---------------------------
Benny Hanigal                       Director                                              March 20, 2003


/s/ Orna Berry
---------------------------
Dr. Orna Berry                      Director                                              March 20, 2003


/s/ Robin Hacke
---------------------------
Robin Hacke                         Director                                              March 20, 2003



                                      II-7

         Signature                                Title                                       Date
         ---------                                -----                                       ----

Authorized Representative
in the United States                                                                      March 23, 2003


ALVARION INC.

/s/ Zvi Slonimsky
---------------------------
Zvi Slonimsky


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             DESCRIPTION OF EXHIBIT
------                             ----------------------

4.1           Form of Ordinary Share Certificate.*

4.2 Memorandum of Association of Registrant (English translation accompanied by Hebrew original).**

4.3           Articles of Association of Registrant.**

4.4 Certificate of Name Change (English translation accompanied by the Hebrew original).***

4.5           Alvarion Ltd. 2002 Global Share Option Plan.

5             Opinion of Naschitz, Brandes & Co.

23.1          Consent of Kost, Forer & Gabbay.

23.2          Consent of Naschitz, Brandes & Co. (included in Exhibit 5).

24            Power of Attorney (included as part of this Registration
              Statement).

99.1 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on January 7, 2002.

99.2 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on February 19, 2002.

99.3 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on May 9, 2002.

99.4 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on June 14, 2002.

99.5 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on August 28, 2002.

99.6 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on September 10, 2002.

99.7 Report of Foreign Private Issuer on Form 6-K furnished to the Commission on September 23, 2002.


-----------------------------------
* Incorporated by reference to the Registration Statement on Form S-8 (File No. 333-14142)

** Incorporated herein by reference to the Company's Registration Statement on Form F-1 (File No. 333-11572).

*** Incorporated by reference to the Company's Registration Statement on Form S-8 (File No. 333-13786).